EXHIBIT A

                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13G, and any amendments thereto, with respect to the Common Stock, par value $0.001 per share, of Concentric Network Corporation and that this agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of February 14, 2000.


                                    SOFTBANK VENTURES, INC.
                                    By:  Yoshitaka Kitao, President & CEO


                                    By:  /s/ Stephen A. Grant
                                         ---------------------------------
                                         Stephen A. Grant, Attorney-in-Fact


                                    SOFTBANK CORP.


                                    By:  /s/ Stephen A. Grant
                                         ---------------------------------
                                         Stephen A. Grant, Attorney-in-fact


                                    MASAYOSHI SON


                                    By:  /s/ Stephen A. Grant
                                         ---------------------------------
                                         Stephen A. Grant, Attorney-in-fact